Exhibit 99.1

       Quotesmith.com, Inc. Reports First Quarter 2005 Financial Results

       -- Revenues increase 79 percent to $4.4 million vs. $2.5 million for Q1 2004

       -- Net loss narrows to $525,000 vs. loss of $620,000 in Q1 2004

       -- Cash flow used in operations was $69,000 vs. $496,000 for Q1 2004

     DARIEN, Ill., April 27 /PRNewswire-FirstCall/ -- Quotesmith.com, Inc., (Nasdaq: QUOT), the only place on earth where you can get instant insurance quotes from over 200 leading companies and have the freedom to buy from the company of your choice, today announced financial results for the first quarter ended March 31, 2005.

     Financial Results
     Quotesmith.com reported revenues of $4.4 million in the first quarter of 2005, an increase of 79 percent over revenues of $2.5 million for the same quarter of last year. The net loss for the quarter was $525,000 or $.07 per share, compared to a loss of $620,000, or $.12 per share, in the first quarter of 2004. Financial results for the first quarter of 2005 include results from the May 2004 asset acquisition of Life Quotes, Inc.

     "Paid policy revenues in our new Life Quotes division were disappointing and substantially below plan due to merger-related delays in implementation of our telephone sales and new order processing systems," remarked Robert Bland, chairman and CEO. "To correct these problems and enhance our business model leverage going forward, we have completed several management and business process changes at Life Quotes and we have budgeted lower ad spending for the second and third quarters."

     Phil Perillo, chief financial officer, remarked, "We're experiencing further improvements in customer acquisition cost, as total marketing expenses decreased to 45 percent of total revenue, compared to 55 percent in the first quarter of 2004. Planned reductions of our advertising spending in the coming spring and summer months, combined with our strategic plan to intensify repeat selling efforts into our base of 200,000 customers should result in further improvements in new policy acquisition costs."

     Cash and investments at March 31, 2005 amounted to $9.1 million vs. $9.3 million at year-end 2004. Operating activities used $69,000 of cash during the first quarter of 2005. In the same period of 2004, operating activities used $496,000 of cash.

     Stockholders' equity amounted to $27.0 million on March 31, 2005 as compared to $27.6 million on December 31, 2004.

     About Quotesmith.com
     Originally founded in 1984, Quotesmith.com owns and operates a comprehensive consumer information service and companion insurance brokerage service that caters to the needs of self-directed insurance shoppers. Visitors to the Company's flagship Web site, http://www.insure.com , are able to obtain free instant quotes from more than 200 leading insurers and have the freedom to buy from any company shown in an online environment free of any commercial advertisements. Insure.com also plays home to over 3,000 originally authored articles on various insurance topics and also provides free insurance decision-making tools that are not available from any other single source. Our Life Quotes division provides quotes, personal advice and brokerage services primarily by telephone using in-house licensed agents. Quotesmith.com generates revenues from receipt of industry-standard commissions, including back-end bonus commissions and volume-based contingent bonus commissions that are paid by participating insurance companies. Shares of Quotesmith.com trade on the Nasdaq SmallCap Market under the symbol "QUOT."

     Cautions about Forward-Looking Statements
     This announcement may contain forward-looking statements that involve risks, assumptions and uncertainties pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. This announcement also contains forward-looking statements about events and circumstances that have not yet occurred and may not occur. These forward-looking statements are inherently difficult to predict. Expressions of future goals and similar expressions including, without limitation, "intend," "may," "plans," "will," "believe," "should," "could," "hope," "expects," "expected," "does not currently expect," "anticipates," "predicts," "potential" and "forecast," reflecting something other than historical fact, are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. Investors should be aware that actual results may differ materially from the results predicted and reported results should not be considered an indication of future performance. Reported Web site activity and/or quotes are not necessarily indicative of any present or future revenue.

The Company will not necessarily update the information in this press release if any forward-looking statement later turns out to be inaccurate. Potential risks and uncertainties include, among others, concentration of common stock holdings, integration and management of the Life Quotes operation, declines in the life insurance industry, unpredictability of future revenues, potential fluctuations in quarterly operating results, competition, the evolving nature of its business model, risks associated with capacity constraints and the management of growth as well as the risks associated with the results of investigations of insurance company practices and potential terrorism threats.

More information about potential factors that could affect the Company's financial results are included in the Company's Annual Report on Form 10-K for the year ended December 31, 2004 which is on file with the United States Securities and Exchange Commission. Quotesmith.com and insure.com are service marks of Quotesmith.com, Inc. All other names are trademarks of their respective owners. Copyright 2005. All rights reserved. Quotesmith.com, Inc.

                              QUOTESMITH.COM, INC.
                             STATEMENT OF OPERATIONS
                      (In thousands, except per share data)
                                   (Unaudited)

                                             Quarter Ended
                                 --------------------------------------
                                 March 31,    December 31,    March 31,
                                   2005           2004          2004
                                 ---------    ------------    ---------
Revenues:
  Commissions and fees           $   4,379    $      4,439    $   2,450
  Other                                  2              10            2
Total revenues                       4,381           4,449        2,452
Expenses:
  Selling & marketing                1,982           1,658        1,360
  Operations                         1,786           1,765          820
  General & administrative             945             862          755
  Depreciation & amortization          254             333          223
Total expenses                       4,967           4,618        3,158
Operating loss                        (586)           (169)        (706)
Interest income                         61              53           86

Net loss                         $    (525)   $       (116)   $    (620)

Net loss per common share,
 basic and diluted               $   (0.07)   $      (0.02)   $   (0.12)

Weighted average common
 shares and equivalents
 outstanding, basic and
 diluted                             7,329           7,328        4,958

                           SELECTED BALANCE SHEET DATA
                                 (In thousands)

                                                March 31,    December 31,
                                                   2005           2004
                                              ------------   ------------
Cash and equivalents                          $      1,255   $      1,356
Investments                                          7,875          7,974
Commissions receivable                               2,592          2,736
Land and building, net                               5,393          5,422
Intangibles and goodwill                            10,406         10,579
Other assets                                           759            776
Total assets                                  $     28,280   $     28,843
Total current liabilities                     $      1,276   $      1,228
Total stockholders' equity                          27,004         27,615
Total liabilities &
 stockholders' equity                         $     28,280   $     28,843


SOURCE  Quotesmith.com, Inc.
    -0-                             04/27/2005
    /CONTACT: Phillip A. Perillo, Chief Financial Officer of Quotesmith.com, Inc., +1-630-515-0170, ext. 295, phil@insure.com /
    /Web site:  http://www.insure.com /